SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         Date of Report: July 25, 2007


                                USA URANIUM CORP.
             (Exact name of registrant as specified in its charter)


        Nevada                      000-50101                    91-2135425
(State of incorporation        (Commission File No.)          (I.R.S. Employer
    or organization)                                         Identification No.)


  2300 West Sahara Avenue, Suite 800
          Las Vegas, NV                                           89102
(Address of principal executive offices)                        (Zip Codes)


                                 (702) 664-0039
              (Registrant's telephone number, including area code)


                                 TRILLIANT, INC.
                         5046 East Boulevard, Northwest
                               Canton, Ohio 44718
                                 (330) 966-8120
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the
     Exchange Act
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ITEM 2.01 COMPLETION OF ACQUSITIONS OR DISPOSITION OF ASSETS.

On May 23, 2007, the Corporation entered into three separate agreements for the purchase of mineral claims in the State of Utah. The details involving each of these agreements are as follows:

     1. The Corporation purchased from Mr. Jack Day and Mr. Bob Shupe eight unpatented lode mining claims in Wayne County, Utah. These claims are referred to as DS 1, 2 and 8 and BS 3, 4, 5, 6 and 7, BLM Serial Numbers UMC391180 through UMC391187. The Sellers of these claims are unrelated Sellers and there are no material relationships between the Sellers and the Company or any of its affiliates, Directors or Officers, or any associate of any such Director or Officer. The total purchase price of the claims was $1,000,000 plus 200,000 restricted shares of the Company's $0.001 par value common stock. The terms of the agreement require that the Corporation pay $25,000 and issue the restricted stock at the time of closing. The balance of the funds are paid in installments, bearing no interest over the next 60 months. The Purchase Agreement also requires the Corporation to expend at least $500,000 within the next 35 months in exploration expenditures on these claims.

     2. The Corporation has entered into an agreement with Mr. Jack Day and Mr. Bob Shupe to purchase 100% interest in thirty-six unpatented lode mining claims in Emory County, Utah known as the I-70 claims numbered 1 through 36, BLM Serial Numbers UMC391188 through UMC391223. The Sellers of these claims are unrelated Sellers and there are no material relationships between the Sellers and the Company or any of its affiliates, Directors or Officers, or any associate of any such Director or Officer. The purchase price for these claims are in the nature of royalty payments. The Company will pay advanced royalty payments of $15,000 plus 100,000 restricted shares of its $0.001 par value common stock. There will be additional advanced royalty payments of $15,000 in six months and $20,000 in twelve months from the date of closing. The monetary payments are to be credited against future royalties to which the Seller shall be entitled. The royalties should be valued at 2% of net smelter revenue as defined in the agreement.

     3. The Company has entered into an agreement with Mr. Bob Shupe, Nugget Shupe and Gary Vancil to purchase a 100% interest in sixty-three unpatented load mining claims in San Juan, Utah known as Fawn 1 through 12, S.B.B. 1 through 33 and the Blue Jay 1 through 18. The Sellers of these claims are unrelated Sellers and there are no material relationships between the Sellers and the Company or any of its affiliates, Directors or Officers, or any associate of any such Director or Officer. The purchase price for these claims are in the nature of royalty payments. The Company will pay advanced royalty

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          payments of $40,000 plus 100,000  restricted  shares of its $0.001 par value common stock. The Company is responsible to pay an additional $210,000 in advanced royalty payments in installments commencing twelve months from the date of closing in six month intervals over the subsequent twenty-four months. The monetary payments are to be credited against future royalties to which the Seller shall be entitled. The royalties should be valued at 3% of net smelter revenue as defined in the agreement.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The Company is currently issuing 1,564,236 shares of it's $0.001 par value common stock. All such sales are being treated as exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933. The issuance of shares were authorized for three specific situations. The first situation involves the sale of shares for cash to accredit investors in order to fund the Company's recent acquisitions. The second type of transaction involved the issuance of shares in conjunction of the acquisitions set forth in Item 2.01 of this Form 8-K. The third authorization for issuance of shares relate to agreements with creditors of the Company to capitalize debts owed to the Company in exchange for the Company's $0.001 par value common stock. The details of these transactions are as follows:

     1. Between March 14, 2007 and April 30, 2007 the Company received subscriptions for 380,000 shares of the Corporation's $0.001 par value common stock for the price of $0.50 per share. The shares to be issued are restricted shares to be governed by the terms and conditions contained in Rule 144 as promulgated under the Securities Act of 1933.

     2. The Company is issuing 400,000 shares of its $0.001 par value common stock in conjunction with the purchase of mining claims that the Company intends to exploit in the near future. All shares issued are restricted shares pursuant to the terms and conditions contained in Rule 144 as promulgated under the Securities Act of 1933.

     3. The Company has received subscriptions for 550,000 shares of the Corporation's $0.001 par value common stock at a price of $0.70 per share on June 11, 2007. In conjunction with this sale, the Company issued $55,000 as a sales commission. All shares issued pursuant to subscriptions should be issued pursuant to the terms and conditions contained in Rule 144 as promulgated under the Securities Act of 1933.

     4. The Company has agreed to issue 179,236 shares to current Shareholders or their affiliates in order to satisfy funds loaned to the Company totaling $89,779. On June 18, 2007, the Directors of the Company agree to issue the shares in order to capitalize the indebtedness. The shares being issued shall be restricted shares pursuant to the terms and conditions contained in Rule 144 as promulgated under the Securities Act of 1933.

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5.02 DEPARTURE  OF  DIRECTORS  OR  PRINCIPAL  OFFICERS; ELECTION  OF  DIRECTORS;
     APPOINTMENT OF PRINCIPAL OFFICERS

On June 18, 2007, the Board of Directors, pursuant to the powers granted to it in the Corporation's By-laws, amended the By-laws to increase the number of Directors to five. Also, pursuant to the powers vested in the Board of Directors by the Company's By-laws, the Directors elected two individuals to fill the vacancies in the newly designated Directorship positions. The newly elected Directors to the Corporation, who shall serve until the next annual meeting, are Mr. Stephen Spalding and Mr. Earl Abbott.

8.01 OTHER EVENTS

The Company has entered into an agreement to retain Lippert/Heilshorn & Associates, Inc. ("LHA") to implement the company's financial communications program. The initial term to retain LHA is for a period of twelve months with a monthly fee of $15,000. A copy of the terms of the agreement is attached to this report and marked Exhibit "10".

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10 - Agreement with  Lippert/Heilshorn & Associates, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Date: July 25, 2007

                                            USA Uranium Corp.


                                            By: /s/ Edward A. Barth
                                               ---------------------------------
                                               Edward A. Barth, Chief Executive
                                               Officer, Chief Financial Officer

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